SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement                 |_|Confidential, for Use of the,
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Target Logistics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          0-11.

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          offsetting fee was paid  previously.  Identify the previous  filing by registration statement number, or the Form or Schedule and the date of
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


                             TARGET LOGISTICS, INC.
                       500 HARBORVIEW DRIVE, THIRD FLOOR
                           BALTIMORE, MARYLAND 21230



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD
                                DECEMBER 4, 2003


To the Shareholders of Target Logistics, Inc.:

     The Annual Meeting of Shareholders of Target Logistics, Inc. (the "Company") will be held at the offices of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., One South Street, 27th Floor, Baltimore, Maryland, on Thursday, December 4, 2003 at 11:00 a.m., local time, for the following purposes:

     1. To elect five directors to serve for the ensuing year and until the election of their successors;

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed October 7, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                        By Order of the Board of Directors


                                        Philip J. Dubato
                                        Secretary

Baltimore, Maryland
November 4, 2003



                       IMPORTANT - YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                             TARGET LOGISTICS, INC.
                       500 HARBORVIEW DRIVE, THIRD FLOOR
                           BALTIMORE, MARYLAND 21230
                                 (410) 332-1598


                                PROXY STATEMENT


     The accompanying proxy is solicited by the Board of Directors of Target Logistics, Inc. (the "Company") in connection with the Annual Meeting of Shareholders to be held on Thursday, December 4, 2003, or at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on October 7, 2003 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 12,179,002 shares of the Company's Common Stock par value $.01 per share (the "Shares"), exclusive of Shares held in the Company's treasury.

     Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

                              BENEFICIAL OWNERSHIP

     The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.


    Name and Address               Shares Beneficially               Percent
  of Beneficial Owner                     Owned                     of  Class
  -------------------              -------------------              ---------

Wrexham Aviation Corp.(1)(2)           9,632,939                       60.5%
112 East 25th Street
Baltimore, Maryland 21218

TIA, Inc.(1)(2)                        9,632,939                       60.5%
112 East 25th Street
Baltimore, Maryland 21218

Richard A. Swirnow(1)(2)               9,632,939                       60.5%
112 East 25th Street
Baltimore, Maryland 21218

Christopher A. Coppersmith             1,770,130                       14.5%
201 West Carob Street
Compton, California 90220

----------------------------

(1) Represents all of the Shares owned or controlled by TIA, Inc. ("TIA") and includes (i) 420,000 Shares owned by Caribbean Freight System, Inc. ("CFS"), and (ii) 3,748,354 Shares issuable upon conversion by TIA of outstanding shares of Class A Preferred Stock (based on the average of the closing bid and asked price per Share on the Record Date). 77% of the issued and outstanding stock of CFS, and voting control of all of the issued and outstanding shares of CFS, is held by TIA. Ninety percent of the issued and outstanding stock of TIA is owned and controlled by Wrexham. Swirnow Airways Corp. ("Swirnow Airways") owns 100% of the interests in Wrexham Aviation Corp. ("Wrexham"). Richard A. Swirnow is, indirectly, the controlling stockholder of Swirnow Airways.

(2) Stuart Hettleman, a Director and President of the Company, is an executive officer and non-controlling stockholder of Swirnow Airways and an executive officer of Wrexham, TIA and CFS. While Mr. Hettleman disclaims beneficial ownership of all Shares owned by TIA and CFS and does not share voting and/or investment power over the Shares owned by TIA and CFS, Mr. Hettleman has an indirect interest in 1,441,723 of the Shares owned by TIA and CFS and 918,347 of the Shares issuable upon conversion by TIA of outstanding shares of Class A Preferred Stock (based on the average of the closing bid and asked price per Share on the Record Date). See footnote (1) above.

                              ELECTION OF DIRECTORS

     At the 2003 Annual Meeting, five directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under Delaware law and the Company's By-laws, (i) a quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote, and (ii) directors are elected by a plurality of the votes of the Shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

         Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the five nominees listed below. Pursuant to the Company's By-laws, the five nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.

                                              Principal Occupation                              Director
Name                       Age             During the Last Five Years                            Since
----                       ---             --------------------------                            -----

Michael Barsa              58     Private Investor; Chairman of Opt Soft, Inc.(a software         1996
                                  development company), January 1997 through 2000

Christopher Coppersmith    53     President of Target Logistic Services, Inc. since               1997
                                  November 1996; Executive Vice President and Chief
                                  Operating Officer of Target Airfreight, Inc. prior thereto

Brian K. Coventry          38     Manager, Corporate Finance Group, Strasbourger Pearson          1996
                                  Tulcin Wolff Inc. since January 2003; Private Investor
                                  September 2001 - December, 2003; Vice President,
                                  Private Capital, JMP Securities, November 2000 through
                                  August 2001; Vice President, Corporate Finance,
                                  Commonwealth Associates, April 1999 through November
                                  2000; Vice President, Corporate Finance, GKN Securities
                                  Corp., January 1996 through March 1999

Philip J. Dubato           47     Vice President and Chief Financial Officer, Secretary           1998
                                  and Treasurer of the Company since February 1997

Stuart Hettleman           53     President and Chief Executive Officer of the Company            1996
                                  since February 1996


     During the fiscal year ended June 30, 2003, the Board of Directors held one regular and two special meetings, and each incumbent director attended each such meeting.

Committees of the Board of Directors

     In the fiscal year ended June 30, 2003, the Company had an Audit Committee of the Board of Directors, but did not have any standing nominating or compensation committees of the Board of Directors, or committees performing similar functions.

     The Audit Committee recommends to the Board the selection of the independent public accountants, reviews with such accountants and management financial statements, other results of the audit, and internal accounting procedures and controls. The Audit Committee also reviews and considers proposed related party transactions, if any. The Audit Committee held three meetings during the fiscal year ended June 30, 2003. Prior to June 30, 2003, the Audit Committee consisted of Messrs. Barsa, Coventry and Hettleman. Currently, the Audit Committee consisted of Messrs. Barsa and Coventry.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and each person who owns more than 10% of the Company's Shares, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company's knowledge, all reports required to be so filed by such persons have been filed on a timely basis. The Company believes that all of its directors and executive officers, and all person owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended June 30, 2003.

Director Compensation

     During the Company's fiscal year ended June 30, 2003, those directors who were employed by the Company received no additional compensation for serving as a director. Directors are eligible to participate in the Company's 1996 Stock Option Plan. During the Company's fiscal year ended June 30, 2003, there were no options granted to each of Messrs. Barsa and Coventry, the Company's non-employee directors, and each of Messrs. Barsa and Coventry was paid an outside director's fee of $10,000.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended June 30, 2003, the Company did not have a compensation committee, and all deliberations concerning executive officer compensation and all determinations with respect thereto were made by the Company's Board of Directors.

              INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (iii) each current director and each nominee for election as a director and (iv) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

Name of Beneficial Owner           Shares Beneficially Owned  Percent of  Class
------------------------           -------------------------  -----------------
Michael Barsa(1)                             301,010                 2.5%
Christopher A. Coppersmith                 1,770,130                14.5%
Brian K. Coventry(2)                          37,500                 0.3%
Philip J. Dubato                                   0                   0%
Stuart Hettleman(3)                          100,000                 0.8%
All directors and executive officers
as a group (5 persons)(1)(2)(3)            2,208,640                18.1%

--------------------

(1)  Includes options to purchase 20,000 Shares.

(2)  Includes options to purchase 37,500.

(3) Includes options to purchase 75,000 Shares, and 25,000 Shares issuable upon conversion of outstanding shares of the Company's Class C Preferred Stock. Does not include Shares owned by TIA and CFS. See "Beneficial Ownership" and footnotes (1) and (2) thereunder.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table reflects, with respect to the Chief Executive Officer and each executive officer of the Company whose annual compensation exceeded $100,000 in the fiscal year ended June 30, 2003, the aggregate amounts paid to or accrued for such officers as compensation for their services in all capacities during the fiscal years ended June 30, 2003, 2002 and 2001:

                                                   Annual Compensation
                                       --------------------------------------------
    Name and                                                             Other Annual
Principal Position            Year     Salary           Bonus           Compensation(1)     Options
------------------            ----     ------           -----           ---------------     -------

Stuart Hettleman             2003     $ 180,000        $  47,561             ---              ---
 President and Chief         2002     $ 250,027        $ 139,346             ---              ---
 Executive Officer           2001     $ 210,031        $  79,993             ---              ---

Philip J. Dubato             2003     $ 169,399        $  47,561             ---              ---
 Vice President, Chief       2002     $ 169,399        $  15,000             ---              ---
 Financial Officer           2001     $ 169,399        $  10,000             ---              ---

Christopher A. Coppersmith   2003     $ 192,500        $  21,577          $18,000(2)          ---
 President of Target         2002     $ 192,500        $  15,000          $18,000(2)          ---
 Logistic Services, Inc.     2001     $ 192,500        $  25,000          $18,000(2)          ---
 subsidiary

-------------------

(1) While the named executive officers enjoyed certain perquisites for fiscal years ended June 30, 2003, 2002 and 2001, these did not exceed the lesser of $50,000 or 10% of each officers' salary and bonus, except as indicated.

(2)  Represents annual automobile allowance.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during the Company's fiscal year ended June 30, 2003 and holdings of unexercised options at the end of the fiscal year:

                                                   Number of Unexercised               Value of Unexercised
                                                        Options/SARs                 in-the-Money Options/SARs
                    Name                             at Fiscal Year End               at Fiscal Year End($)(1)
                    ----                           ---------------------             -------------------------
                                                Exercisable   Unexercisable       Exercisable       Unexercisable
                                                -----------   -------------       -----------       -------------

Stuart Hettleman..........................         75,000              0                0                  0
Philip J. Dubato..........................            0                0                0                  0
Christopher A. Coppersmith................            0                0                0                  0

----------------------------------

(1) Based on the excess of (i) the aggregate market value (closing price on the over-the-counter market) of the underlying shares on June 30, 2003 over
     (ii) the aggregate exercise price of the options.

Executive Employment Agreements

     Stuart Hettleman entered into an employment agreement with the Company effective July 3, 1996, as amended, which currently provides that Mr. Hettleman is employed for a term ending June 30, 2004. The employment agreement provided for a base annual salary of $166,833 through June 30, 2000, $210,031 commencing July 1, 2000, $250,027 commencing July 1, 2001, and $180,000 commencing July 1, 2002. Prior to July 1, 2002, the base salary increased by an amount equal to .5% of such base salary for each $100,000 of the Company's earnings (excluding extraordinary or one-time income or loss, but increased by the earnings of the Company's Caribbean Air Services ("CAS") subsidiary for the last fiscal year prior to the sale of the CAS subsidiary) before interest, taxes, depreciation and amortization ("EBITDA") for such fiscal year. Additionally, prior to July 1, 2002, Mr. Hettleman was entitled to incentive compensation for each fiscal year of the Company in an amount equal to 1% of the base salary in effect at the end of such fiscal year for each $100,000 of the Company's EBITDA for such fiscal year. Commencing July 1, 2002, Mr. Hettleman is entitled to incentive compensation for each fiscal year of the Company equal to between 3% and 5% of the Company's earnings before taxes, gains resulting from sales of assets (other than in the ordinary course of business), and the effects of charges resulting from any change in accounting principles. Mr. Hettleman has also been granted an option to purchase 75,000 shares of Common stock pursuant to the Company's 1996 Stock Option Plan. If the employment agreement is terminated by the Company other than for cause or if Mr. Hettleman elects to terminate employment following either (i) a material breach of the agreement by the Company, or (ii) an event generally constituting a change in control of the Company, Mr. Hettleman will be entitled to receive one of the following, (at his election):
(a) all compensation and benefits under the agreement for the balance of the term, (b) 299% of the sum of the base salary and incentive compensation paid to him in respect of the fiscal year ended prior to termination, or (c) the present value of his base salary and incentive compensation payable for the balance of the term of the agreement (assuming certain increases in base salary and levels of incentive compensation over the balance of the term of the agreement). In addition, all unexercisable stock options will thereupon become immediately exercisable. The employment agreement generally prohibits Mr. Hettleman from soliciting directly or indirectly, any existing customer or employee of the Company for a period of two years following termination of employment.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     For the fiscal year ended June 30, 2003, the compensation of the Company's chief executive officer was determined by the Board of Directors.

     Compensation Philosophy. The philosophy of the Board with respect to executive compensation is to ensure that the interests of management and employees are identical to the interests of the Company's owners - the shareholders. To that end, the Board has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options which will reward management for adding shareholder value. Base salary has been established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses are designed to provide short-term rewards for current accomplishments. Incentive stock options provide management with a long-term investment in the Company, the value of which is dependent upon their success in maximizing shareholder values.

     This approach to employee remuneration carries through to salary and incentive compensation for the Company's non-management personnel, as well. The Company's 1996 Stock Option Plan is designed to reward the Company's valuable employees for their individual contributions to the profitability of the Company and provide them with a long-term interest in the Company's success.

     The compensation amounts of Mr. Hettleman, as the President of the Company, and Mr. Dubato, as the Chief Financial Officer of the Company, during the fiscal year ended June 30, 2003, were based on the overall performance of the Company and its management. The compensation amounts of Mr. Coppersmith, as the President of the Company's operating subsidiary, was based on the performance of the Company's operating subsidiary. As the senior management, these individuals were responsible for the overall condition of the Company, and their performance has been measured on objective criteria based on reaching certain financial benchmarks.

     It is the intention of the Board to review the Company's executive compensation structure to insure that the Company has the continued ability to attract and retain the high caliber executive talent. To that end, the Board will take into account salaries of senior management of companies of similar size within the freight forwarding industry.

     Base Salary. Base salary for senior management for fiscal year 2003 was based upon salaries paid to such personnel in the preceding year, as explained above.

     Salary Increases and Incentive Bonuses. Salary increases and incentive bonuses for senior management during the terms of their respective employment agreements were dependent on the Company's financial performance.

     Stock Option Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has a 1996 Stock Option Plan ("Plan") under which directors, officers and employees may be granted awards of stock options. The purpose of the Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company's Shares and to promote the interests of the Company and its shareholders by encouraging greater management ownership of the Company's Shares. Most of the options granted or to be granted under the Plan vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and the Company. Awards under the Plan have been and will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 1,500,000 Shares may be issued under the Plan, and options to purchase 590,000 Shares are outstanding.

                                            BOARD OF DIRECTORS
                                            Michael Barsa
                                            Christopher A. Coppersmith
                                            Brian K. Coventry
                                            Philip J. Dubato
                                            Stuart Hettleman

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Shares for the period June 30, 1998 through June 30, 2003 with the cumulative total return for the same period for the NASDAQ Composite (U.S.) Index and a peer group index comprised of: EGL, Inc., Stonepath Group, Inc., UTi Worldwide Inc., CH Robinson Worldwide, Inc., Expeditors International of Washington, Inc., Pacer International, Inc., CNF, Inc., and Janel World Trade, Ltd. Dividend reinvestment has been assumed and, with respect to the companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.


                               [GRAPHIC OMITTED]


 ------------------------------------------------------------------------------------------------------------
 Total Return Analysis
                              6/30/1998     6/30/1999     6/30/2000     6/30/2001     6/30/2002     6/30/2003
 ------------------------------------------------------------------------------------------------------------
 Target Logistics, Inc.       $  100.00     $   55.80     $   30.51     $   15.63      $  22.32     $   55.80
 ------------------------------------------------------------------------------------------------------------
 Peer Group                   $  100.00     $  115.54     $  132.78     $  146.83     $  170.86     $  170.60
 ------------------------------------------------------------------------------------------------------------
 Nasdaq Composite             $  100.00     $  143.67     $  212.43     $  115.14      $  78.44     $   80.40
 ------------------------------------------------------------------------------------------------------------
 Source:  Zacks Investment Research.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

     The Audit Committee has discussed with Stonefield Josephson, Inc., the independent auditors for the Company for the fiscal year ended June 30, 2003, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

     Each member of the Audit Committee, other than Stuart Hettleman, is independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD). Mr. Hettleman is the President and Chief Executive Officer of the Company, and as such would not be considered "independent" under such NASD Rule. Prior to the end of the last fiscal year, Mr. Hettleman resigned from the Audit Committee, and, as a result, each member of the Audit Committee is now independent.

     The Board of Directors of the Company has not adopted a written charter for the Audit Committee.

                                             THE AUDIT COMMITTEE
                                             Michael Barsa
                                             Brian K. Coventry


                         INDEPENDENT PUBLIC ACCOUNTANTS

Company's Relationship with Independent Accountants

     The independent public accounting firm of Arthur Andersen LLP ("Arthur Andersen") was initially engaged as the Company's auditors for the fiscal year ended June 30, 2002. On April 18, 2002, the Company determined, for itself and on behalf of its subsidiaries, to dismiss Arthur Andersen and to engage the services of Stonefield Josephson, Inc. ("Stonefield Josephson") as its new independent auditors. The change in auditors became effective immediately. This determination followed the Company's decision to seek proposals from independent accountants to audit the financial statements of the Company, and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee. Stonefield Josephson was engaged to review the financial statements of the Company beginning with the fiscal quarter ended March 31, 2002, and the Board of Directors has selected Stonefield Josephson as the Company's independent public accountants for the current fiscal year. Representatives of Stonefield Josephson and Arthur Andersen are not expected to attend the meeting.

     During the two most recent fiscal years of the Company ended June 30, 2001, and the subsequent interim period through April 18, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended June 30, 2001 or within the interim period through April 18, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen was attached as Exhibit 16.1 to the Form 8-K filing.

     During the two most recent fiscal years of the Company ended June 30, 2001, and the subsequent interim period through April 18, 2002, neither the Company nor any of its subsidiaries consulted with Stonefield Josephson regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The following is a description of the fees billed to the Company by Stonefield Josephson (the "Auditor") during the fiscal years ended June 30, 2003 and 2002:

Audit Fees

     Audit fees include fees paid by the Company to the Auditor in connection with the annual audit of the Company's consolidated financial statements, and review of the Company's interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees billed to the Company by the Auditor for audit services rendered to the Company for the years ended June 30, 2003 and 2002 totaled $49,984 and $45,388, respectively.

Audit Related Fees

     Audit related services include due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. The Auditor did not bill any fees to the Company for audit related services rendered to the Company for the years ended June 30, 2003 and 2002.

Tax Fees

     Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by the Auditor for the tax related services rendered to the Company for the years ended June 30, 2003 and 2002 totaled $28,609 and $958, respectively.

All Other Fees

         There were no other services provided by the Auditor to the Company in either year.

Approval of Independent Auditor Services and Fees

     The Company's Audit Committee reviews all fees charged by the Company's independent auditors, and actively monitors the relationship between audit and non-audit services provided. Effective July 1, 2003, the Audit Committee must pre-approve all services provided by the Company's independent auditors and fees charged. The Audit Committee has further mandated that all independent auditor services strictly adhere to the limitations contained within the Securities and Exchange Commission's release, "Strengthening the Commission's Requirements Regarding Auditor Independence", which was issued in final form in January 2003. The release restricts engagement of the independent auditors to perform non-audit services; requires Audit Committee pre-approval of all audit and non-audit services; addresses the duration of time certain independent auditor partners can serve on the audit engagement and the manner of the partners' compensation; restricts employment by the Company of senior engagement team personnel; requires the independent auditor to report certain matters to the Audit Committee; and requires certain disclosures to investors of information related to the nature of audit and non-audit services provided and associated fees. The Company's senior corporate financial management administers these requirements, and will report throughout the year to the Audit Committee.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter which may be presented for action at the 2003 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2003 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

     The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

     The five nominees for election as directors who receive a plurality of the votes cast at the Annual Meeting for the election of directors will be elected. In respect of any other matter, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

     As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Any shareholder desiring to present a proposal at the 2004 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 500 Harborview Drive, Third Floor, Baltimore, Maryland 21230, in time to be received by July 8, 2004. The persons designated by the Company to vote proxies given by shareholders in connection with the Company's 2004 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company's 2004 proxy statement with respect to which the Company has received written notice no later than September 19, 2004 that a shareholder (i) intends to present such matter at the 2004 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2004 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

     Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                            By Order of the Board of Directors,


                                            PHILIP J. DUBATO
                                            Secretary

Baltimore, Maryland
November 4, 2003




     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2003, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, TARGET LOGISTICS, INC., 500 HARBORVIEW DRIVE, THIRD FLOOR, BALTIMORE, MARYLAND 21230.

                                     PROXY

                             TARGET LOGISTICS, INC.
                       500 Harborview Drive, Third Floor
                           Baltimore, Maryland 21230

     This Proxy is Solicited on Behalf of the Board of Directors of Target Logistics, Inc. The undersigned hereby appoints Stuart Hettleman and Philip J. Dubato, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., One South Street, 27th Floor, Baltimore, Maryland, on December 4, 2003 at 11:00 a.m., prevailing local time, and any adjournments thereof.



1. ELECTION OF DIRECTORS: FOR all nominees listed below [] (except as set forth to the contrary below)

     WITHHOLD AUTHORITY to vote for all nominees listed below []

     Michael Barsa, Christopher A. Coppersmith, Brian K. Coventry, Philip J. Dubato, Stuart Hettleman

The terms of all Directors expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------


2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

[REVERSE SIDE OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                            PLEASE MARK,  SIGN,  DATE AND MAIL
                                            THE CARD IN THE  ENCLOSED ENVELOPE.



DATED: __________________________, 2003
Signature______________________________________


DATED: __________________________, 2003
Signature_____________________________________